Exhibit 16(vii) under Form N-1A
                                        Exhibit 99 under Item 601/Reg. S-K

Schedule for Computation of             Initial
Fund Performance Data                   Invest of:           $1,000

                                        Initial Offering
Growth Stock Fund                       Price/Share=         $10.00

Return Since Inception 9/30/95          NAV=                 $10.30
  ending 12/31/95

FYE:  December 31, 1995
DECLARED:  QUARTERLY
PAID:  QUARTERLY

                       Beginning                  Capital    Reinvest   Ending                 Total
        Reinvest       Period       Dividend      Gain       Price     Period    Ending    Investment
        Dates          Shares        /Share      /Share      /Share    Shares     Price       Value
        10/31/95      100.000    0.000000000     0.00000    $10.00    100.000   $10.00     $1,000.00
        11/30/95      100.000    0.000000000     0.00000    $10.00    100.000   $10.30     $1,030.00
        12/31/95      100.000    0.000000000     0.00000    $10.00    100.000   $10.30     $1,030.00



Note: Growth Stock Fund has not paid any income or ST capital gain dividends in 1995
$1,000 (1+T) = Ending Value